Exhibit 10.30
LOAN AND SECURITY AGREEMENT

    THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of May 21, 2013 (the "Effective Date") between SILICON VALLEY BANK, a California corporation ("Bank"), and AUGME TECHNOLOGIES, INC., a Delaware corporation, HIPCRICKET, INC., a Delaware corporation, and GEOS COMMUNICATIONS IP HOLDINGS, INC., a Delaware corporation (each a "Co-Borrower" and collectively "Co-Borrowers"), provides the terms on which Bank shall lend to Co-Borrowers and Co-Borrowers shall repay Bank. The parties agree as follows:

    1  ACCOUNTING  AND OTHER TERMS

    Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

    2  LOAN AND TERMS OF PAYMENT

    2.1  Promise to Pay.  Co-Borrowers  hereby  unconditionally  promise  to  pay  Bank  the  outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

    2.2  Revolving Advances.

       (a)  Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts bmrnwed under  the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

       (b)  Termination; Repayment.  The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

    2.3  Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Co-Borrowers shall immediately pay to Bank in cash the amount of such excess (such excess, the "Overadvance"). Without limiting Co-Borrowers' obligation to repay Bank any Overadvance, Co-Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

    2.4  Intentionally Omitted.

    2.5  Payment of Interest on the Credit Extensions.

       (a)  Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (a) at all times when a Streamline Period is in effect, three quarters of one percentage point (0.75%) above the Prime Rate, and (b) at all  times  when  a Streamline Period is not in effect, one and one quaiter percentage points (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(d) below.

       (b)  Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is  otherwise applicable thereto (the "Default Rate"). Fees and  expenses which are required to be paid by Co-Borrowers pursuant to the Loan Documents (including, without limitation,  Bank  Expenses)  but  are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance  of the  increased  interest  rate provided  in this  Section 2.5(b)  is not  a permitted  alternative  to timely payment  and shall not constitute  a waiver  of any Event of Default  or otherwise prejudice  or limit any rights  or remedies of Bank.

       (c)  Adjustment to Interest Rate.  Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

       (d)  Payment; Interest Computation. Interest is payable monthly on the first calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

    2.6  Fees.  Co-BolTowers shall pay to Ban1c:

       (a)  Commitment  Fee.  A fully earned, non-refundable commitment fee of Twenty Five Thousand Dollars ($25,000), on the Effective Date;

       (b)  Unused Revolving Line Facility Fee. A fee (the "Unused Revolving Line Facility Fee") in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank, charged quarterly in arrears. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding; and

       (c)  Bank Expenses. All Bank Expenses  (including reasonable attorneys' fees and expenses for documentation and negotiation of this Agreement) incuned through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

       (d)  Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Co-Bonowers shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank's obligation to make loans and advances hereunder. Bank may deduct amounts owing by Co-Borrowers under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Co-Borrowers written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.

    2.7  Payments; Application of Payments; Debit of Accounts.

       (a)  All payments to be made by Co-Borrowers under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after  12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

       (b)  Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Co-Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Co-Borrowers to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

       (c)  Bank may debit any of Co-Borrowers' deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Co-Borrowers  owe Bank when  due. These debits shall not constitute a set-off.

    2.8  Withholding. Payments received by Bank from  Co-Borrowers  under  this Agreement  will be made free and clear of and without deduction for any and all present or future taxes, levies,  imposts,  duties, deductions, withholdings, assessments,  fees or other charges imposed  by any Governmental Authority  (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time  any Governmental Authority, applicable law, regulation or international agreement requires Co-Borrowers to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Co-Borrowers hereby covenant and agree that the amount due from Co-Borrowers with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Co-Borrowers shall pay the full amount withheld or deducted to the relevant Governmental Authority. Co-Borrowers will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Co-Borrowers have made such withholding payment; provided, however, that  Co-Borrowers need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Co-Borrowers. The agreements and obligations of Co-Borrowers contained in this Section 2.8 shall survive the termination of this Agreement.

    3  CONDITIONS OF LOANS

    3.1  Conditions Precedent to Initial Advance. Bank's obligation to  make  the  initial Advance  is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

       (a)  duly executed original signatures to the Loan Documents;

       (b)  each Co-Borrower's Operating Documents and  long-form good standing certificates of each Co-Borrower and their Subsidiaries certified by the Secretary of State (or equivalent agency) of such Co-Borrower and such Subsidiaries' jurisdiction of organization or formation and each jurisdiction in which such Co-Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

       (c)  duly  executed  original  signatures  to  the  completed  Borrowing  Resolutions   for  each Co-Borrower;

       (d)  certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with  the  initial Advance, will be terminated or released;

       (e)  the Perfection  Certificate of each Co-Borrower, together with the duly executed original signatures thereto;

       (f)  the  completion  of the  Initial  Audit  with  results  satisfactory  to  Bank  in  its  sole  and absolute discretion; and

       (g)  payment of the fees and Bank Expenses then due as specified in Section 2.6 hereof.

    3.2  Conditions  Precedent  to  all  Credit  Extensions.  Bank's  obligations  to  make  each  Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

       (a)  timely receipt of an executed Transaction Report;

       (b)  the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects  on the date of the Transaction Report and on the Funding Date of each Credit Extension;

provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is each Co-Borrower's representation and wmTanty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, fu1ther that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

       (c)  Bank determines to its satisfaction that there has not been a Material Adverse Change.

    3.3  Postclosing  Conditions.   No  later than  sixty (60) days after the Effective Date,  Co-Borrowers shall deliver to Bank:

       (a)  a landlord's consent in favor of Bank for each leased location by the respective landlord thereof, together with the duly executed original signatures thereto;

       (b)  a bailee's waiver in favor of Bank for each location where a Co-Borrower maintain property with a third party, by each such third party, together with the duly executed original signatures thereto; and

       (c)  evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank.

    3.4  Covenant to Deliver.   Co-Borrowers agree to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension.  Co-Borrowers expressly agree that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Co-Borrowers' obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank's sole discretion.

    3.5  Procedures for Borrowing.   Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Co-Borrowers shall notify  Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding  Date  of the Advance. In connection with such notification, Co-BmTOwers must promptly deliver to Bank by electronic mail a completed Transaction Report executed by an Authorized Signer together with such other reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions ifthe Advances are necessary to meet Obligations which have become due.

    4  CREATION OF SECURITY INTEREST.

    4.1  Grant of Security Interest. Co-Borrowers hereby grant Bank,  to  secure  the  payment  and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

    Each Co-Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank  Services  Agreement, Co-Borrowers agree that any amounts Co-Borrowers owe Bank thereunder shall be deemed to be  Obligations hereunder and that it is the intent of Co-Borrowers and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank's Lien in this Agreement).

    If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full  in  cash  of the Obligations (other than inchoate indemnity obligations) and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Co-Borrowers, release its Liens in the Collateral and all rights therein shall revert to Co-Borrowers. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Co-Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Co-Borrowers shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating  to such  Letters of Credit.

    4.2  Priority of Security Interest. Co-Borrowers represent, warrant, and covenant that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank's Lien under this Agreement). If any Co-Borrower shall acquire a commercial tort claim, such Co-Bmrnwer shall promptly notify Bank in a writing signed by Co-Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds  thereof, all upon the terms  of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

    4.3  Authorization to File Financing Statements. Co-Borrowers hereby authorize Bank  to  file financing statements, without notice to Co-Borrowers, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by any Co-Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such fmancing statements may indicate the Collateral as "all assets of the Debtor" or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank's discretion.

    5  REPRESENTATIONS  AND WARRANTIES

    Each Co-Borrower represents and warrants as follows:

    5.1  Due Organization, Authorization; Power and Authority.   Co-Borrower  is duly  existing and  in good standing as a Registered Organization in its jurisdiction of formation and is qualified and  licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Co-Bmrnwer's business.   In connection with this Agreement, Co-Borrower has delivered to Bank a completed certificate signed by Co-Borrower, entitled "Perfection Certificate". Co-Borrower  represents  and warrants to Bank that (a) Co-Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Co-Borrower is an organization of the type and are organized in the jurisdiction  set forth in the Perfection Certificate; (c) the Perfection Ce1tificate accurately sets forth Co-Borrower's organizational identification number or accurately states that Co-Borrower has none; (d) the Perfection Certificate accurately sets fmth Co-Borrower's place of business, or, if more than one, its chief executive office as well as Co-Borrower's mailing address (if different than its chief executive office); (e) Co-Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational strncture or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the  Perfection Certificate pertaining to Co-Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Co-Borrower may from time to time update ce1tain information in the Perfection  Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Co-Borrower is not now a Registered Organization but later become one, Co-Borrower shall promptly notify Bank of such occurrence and provide Bank with Co-Borrower's organizational identification number.

    The execution, delivery and performance by Co-Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Co-Borrower's organizational documents, contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Co-Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement  by which Co-Borrower is bound. Co-Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Co-Borrower's business.

    5.2  Collateral. Co-Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which  it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Co-Borrower has no Collateral Accounts at or with any bank or financial  institution other than Bank or Bank's Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank  in connection herewith and which Co-Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the term of Section 6.8. The Accounts are bona fide, existing obligations of the Account Debtors.

    The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

    All Inventory is in all material respects of good and marketable quality, free from material defects.

    Co-Borrower is the sole owner of the Intellectual Property which it owns or purp01ts to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Co-Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Co-Borrower's business is valid and enforceable, and no part of the Intellectual Property which Co-Borrower owns or purports to own and which is material to Co-Borrower's business has been judged invalid or unenforceable, in whole or in part. To the best of Co-Borrower's knowledge, no claim has been made that any pait of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Co-Borrower's business.

    Except as noted on the Perfection Certificate, Co-Borrower is not a party to, nor is it bound by, any Restricted License.

    5.3  Accounts Receivable.

       (a)  For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

       (b)  All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and conect and all such invoices, instruments and other documents, and all of Co-Borrower's Books are genuine and in all respects what they purp01t to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Co-Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible  Accounts in any Transaction Report. To the best of Co-Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

    5.4  Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Co-Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000).

    5.5  Financial Statements; Financial Condition. All consolidated financial statements for Co-Borrower and any of its Subsidiaries  delivered  to Bank fairly present in all material respects Co-Borrower's consolidated financial condition and Co-Borrower's consolidated results of operations. There has  not been any material deterioration in Co-Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

    5.6  Solvency. The fair salable value of Co-B01rower's consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Co-Borrower's liabilities; Co-Borrower is not left with unreasonably small capital after the h·ansactions in this Agreement; and Co-Borrower is able to pay its debts (including h·ade debts) as they mature.

    5.7  Regulatory Compliance. Co-Borrower is not an  "investment company"  or  a  company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.   Co-BolTower is not engaged as one of its imp01tant activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Co-Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Co-Borrower's or any of its Subsidiaries' properties or assets has been used by Co-Borrower or any Subsidiary or, to the best of Co-Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or h·anspo1ting any hazardous substance other than legally. Co-B01rnwer and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

    5.8  Subsidiaries; Investments.  Co-Borrower does not own any stock, paitnership,  or  other ownership interest or other equity securities except for Permitted Investments.

    5.9  Tax Returns and Payments; Pension Contributions. Co-Borrower has timely filed all required tax returns and reports, and Co-Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Co-Borrower  except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000).

    To the extent Co-Borrower defers payment of any contested taxes, Co-Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien." Co-Borrower is unaware of any claims or adjustments proposed for any of Co-Borrower's prior tax years which could result in additional taxes becoming due and payable by Co-Borrower in excess of One Hundred Thousand Dollars ($100,000). Co-Borrower has paid all  amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Co-Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Co-Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

    5.10  Use of Proceeds. Co-Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household  or  agricultural purposes.

    5.11  Full Disclosure. No written representation, warranty or other statement of Co-Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together  with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the ce1tificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Co-Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

    5.12  Definition of "Knowledge." For purposes of the Loan Documents, whenever a representation or warranty is made to Co-Borrower's knowledge or awareness, to the "best of' Co-Borrower's knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

    6  AFFIRMATIVE  COVENANTS

    Co-Borrowers shall do all of the following:

    6.1  Government  Compliance.

       (a)  Maintain their and all their Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on a Co-Borrower's business or operations. Each Co-Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

       (b)  Obtain all of the Governmental Approvals necessary for the performance by Co-B01Towers of their obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Co-Borrowers shall promptly provide copies of any such obtained Governmental Approvals to Bank.

    6.2  Financial Statements, Reports, Certificates.  Provide Bank with the following:

       (a)  a Transaction Report (and any  schedules related thereto) (i) with each request for an Advance, and (ii) within twenty (20) days after the end of each month;

       (b)  within twenty (20) days after the end of each month,  (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger;

       (c)  as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet  and  income  statement  covering  Co-Borrowers'  consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the "Monthly Financial    Statements");

       (d)  within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, ce1tifying that as of the end of such month, Co-Borrowers were in full compliance with all of the terms and conditions of  this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

       (e)  within thirty (30) days  after the end of each fiscal year of Co-Borrowers, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Co-Borrowers, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by each Co-Borrowers' board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

       (f)  as soon as available, and in any event within one hundred twenty (120) days following the end of Co-Borrowers' fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

       (g)  in the event that a Co-Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by such Co-Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such Co-Bonower posts such documents, or provides a link thereto, on Co-Bonower's website on the Internet at such  Co-Bonower's  website  address;  provided,  however,  Co-Bonower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

       (h)  within five (5) days of delivery, copies of all statements, reports and notices made available to each Co-Bonower's security holders or to any holders of Subordinated Debt;

       (i)  prompt report of any legal actions pending or threatened in  writing  against  a Co-Borrower or any of its Subsidiaries that could result in damages or costs to such Co-Bonower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000) or more; and

       (j)  other financial information reasonably requested by Bank.

    6.3  Accounts Receivable.

       (a)  Schedules and Documents Relating to Accounts. Co-Bonowers shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank's standard foims; provided, however, that Co-Bonowers' failure to execute and deliver the same shall not affect or limit Bank's Lien and other rights in all of Co-Borrowers' Accounts, nor shall Bank's failure to advance or lend against a specific Account affect or limit Bank's Lien and other rights therein. If requested by Bank, Co-Bonowers shall furnish Bank with copies (or, at Bank's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Co-Bonowers shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

       (b)  Disputes. Co-Borrowers shall promptly notify Bank of all disputes or claims relating to Accounts. Co-Borrowers may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Co-Borrowers do so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm's-length transactions, and report the same to Bank in the regular repmts provided to Bank; (ii) no Event of Default has occmred and is continuing; and after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

       (c)  Collection of Accounts. Co-Borrowers shall have the right to collect all Accounts, unless and until an Event of Default has occuned and is continuing. Bank shall require that, no later than ninety (90) days after the Effective Date, and at all times thereafter, Co-Borrowers direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a "blocked account" as specified by Bank (either such account, the "Cash Collateral Account"), pursuant to a blocked account agreement in form and substance satisfactory to as Bank. If such proceeds are not delivered or transmitted into the Cash Collateral Account within sixty (60) days of the Effective Date, Co-Bonowers shall provide evidence, in form and substance satisfactory to Bank, that Co-Borrowers have directed Account Debtors to deliver or transmit proceeds of Accounts into such Cash Collateral Account. Whether or not an Event of Default has occuned and is continuing, Co-Borrowers shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account to  be  applied  to  immediately  reduce  the  Obligations  when  a  Streamline  Period  is  not  effect,  or  (ii) to  be transfened on a daily basis to Co-Borrowers' operating account with Bank when a Streamline Period is in effect.

       (d)  Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to a Co-Borrower, such Co-Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request  from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, such Co-Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

       (e)  Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of the relevant Co-Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank's security interest in such Account.

       (f)  No Liability. Bank shall not be responsible or liable for any shmtage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Co-Borrowers' obligations under any contract or agreement giving rise to an Account. Nothing herein shall,  however, relieve Bank from liability for its own gross negligence or willful misconduct.

    6.4  Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Co-Borrower not later than the following Business Day after receipt by Co-Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.7(b) hereof, and (b) after the occmTence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Co-Borrowers shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Co-Borrowers in good faith in an arm's length transaction for an aggregate purchase price of Twenty Five Thousand Dollars ($25,000) or less (for all such transactions in any fiscal year). Each Co-Borrower agrees that it will not commingle proceeds of Collateral with any of Co-Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set fmth elsewhere in this Agreement.

    6.5  Taxes; Pensions. Timely file all  required tax returns and repmis  and timely  pay  all  foreign, federal, state and local taxes, assessments, deposits and contributions owed by a Co-Borrower, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and defe1Ted compensation plans in accordance with their terms.

    6.6  Access to Collateral; Books and Records. At  reasonable  times,  on  one  (1) Business  Day's notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy each Co-Borrower's Books. The foregoing inspections and audits shall be conducted at such Co-Borrower's expense and no more often than once every six (6) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be Eight Hundred Fifty Dollars ($850) per person per day (or such higher amount as shall represent Bank's then-current standard charge for the same), plus reasonable out-of-pocket  expenses. In the event a Co-Borrower and Bank schedule an audit more than ten (10) days in advance, and such Co-Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank's rights or remedies) Co-BmTOwers shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

    6.7  Insurance.

       (a)  Keep its business and the Collateral insured for risks and in amounts standard for companies in Co-Borrowers' industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Co-Borrowers, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

       (b)  Ensure that proceeds payable under any property policy are, at Bank's option, payable to Bank on account of the Obligations.

       (c)  At Bank's request, Co-Borrowers shall deliver ce1tified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thiity (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Co-Borrowers fail to obtain insurance as required under this  Section 6.7 or to pay  any  amount  or furnish any required proof of payment to third persons and Bank, Bank may make all or pait of such payment  or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prndent.

    6.8  Operating Accounts. No later than sixty (60) days after the Effective Date and  at  all  times thereafter, maintain all of their and their Subsidiaries operating and other deposit accounts with Bank and securities accounts with Bank and Bank's Affiliates.

    6.9  Financial Covenants. Maintain at all times, subject to periodic  reporting  as of the  last  day of each month, unless otherwise noted, on a consolidated basis with respect to Co-Borrowers:

       (a)  Tangible Net Worth. A Tangible  Net W01th of at least negative One  Million  Two Hundred Fifty Thousand Dollars ($1,250,000), increasing (i) at the end of each month by fifty percent (50%) of the proceeds of issuances of equity securities and the principal amount of Subordinated Debt received  during  such month, (ii) at the end of each calendar qumter by fifty percent (50%) of Net Income for such quarter (with no adjustments for net losses) and (iii) immediately by one and one half times (l .5x) the cash received by a Co Borrower from the sale of any Intellectual Property minus any realized gain or plus any realized loss associated with the sale of such Intellectual Property.

    6.10  Protection of Intellectual Property Rights.

       (a)  (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to a Co-Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

       (b)  Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Co-Borrowers shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into  in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank's rights and remedies under this Agreement and the other Loan Documents.

    6.11  Litigation Cooperation. From the date hereof and continuing through the  termination of this Agreement, make available to Bank, without expense to Bank, Co-Borrowers and their officers,  employees and agents and each Co-Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to a Co-Borrower.

    6.12  Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that a Co-BmTower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, such Co-Borrower shall (a) cause such new Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such Subsidiary to become a Co-Borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority  Lien  (subject  to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactmy to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.12 shall be a Loan Document.

    6.13  Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all con-espondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance  of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations ofCo-Bon-owers or any of their Subsidiaries.

    7  NEGATIVE COVENANTS

    Co-Borrowers shall not do any of the following without Bank's prior written consent:

    7.1  Dispositions. Convey, sell, lease, transfer, assign, or otherwise  dispose  of  (collectively, "Transfer"), or permit any of their Subsidiaries to Transfer, all or any part of their businesses or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of a Co-Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of a Co-Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of a Co-BmTower permitted under Section 7.2 of this Agreement; (e) consisting of a Co-Borrower's use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; and (t) of non-exclusive licenses for the use of the property of a Co-Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than ten-itory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.

    7.2  Changes in Business, Management,  Ownership,  or  Business  Locations.  (a) Engage   in  or permit any of their Subsidiaries to engage in any business other than the businesses currently engaged in by Co-Borrowers and their Subsidiaries, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) fail to provide notice to Bank of any Key Person depmting from or ceasing to be employed by a Co-Borrower within five (5) days after his departure from such Co-Bon-ower; or (ii) enter into any transaction or series ofrelated transactions in which the stockholders of a Co-Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock of such Co-Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of such Co-Borrower's equity securities in a public offering or to venture capital or private equity investors so long as such Co-BmTower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).

    No Co-Borrower shall, without at least thhty (30) days prior written notice to Bank: (1) add any  new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in such Co-Borrower's assets or prope1ty) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction   of  organization,  (3) change  its  organizational  structure  or  type,  (4)  change  its  legal  name,  or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Co-Borrower intends to deliver any pmtion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already paities to a bailee agreement governing both the Collateral and the location to which Co-Borrower intends to deliver the Collateral, then Co-Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

    7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property  of another Person (including, without limitation, by the formation of any Subsidimy). A Subsidiary may merge or consolidate into another Subsidiary or into a Co-Borrower.

    7.4  Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiaiy to do so, other than Permitted Indebtedness.

    7.5  Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Co-Borrower from assigning, mmtgaging, pledging, granting a security interest in or upon, or encumbering any of a  Co-Borrower's  Intellectual  Property, except as is otherwise permitted in Section 7. 1hereof and the definition of "Permitted Liens" herein.

    7.6  Maintenance of Collateral Accounts. Maintain any Collateral  Account  except pursuant  to the terms of Section 6.8 hereof.

    7.7  Distributions; Investments. (a) Pay any dividends or make any  distribution  or  payment  or redeem, retire or purchase any capital stock, provided that (i) Co-Borrower may convert any of its conve1tible securities into other securities pursuant to the terms of such conve1tible securities or otherwise in exchange thereof, (ii) Co-Borrower may pay dividends solely in common stock; and (iii) Co-Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

    7.8  Transactions with Affiliates. Directly or indirectly enter into or permit to exist  any material transaction with any Affiliate of a Co-Bonower, except for transactions that are in the ordinary course of a Co-Borrower's business, upon fair and reasonable terms that are no less favorable to such Co-Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

    7.9  Subordinated Debt. (a) Make or permit  any payment  on any  Subordinated  Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

    7.10  Compliance. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction as defined in ERISA, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions in clauses (a) through (c) which could reasonably  be expected to have a material adverse effect on Co-Borrower's business, or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect  on Co Borrower's business or permit any Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation  in, permit partial or complete termination of, or permit the occunence of any other event with respect to, any present pension, profit sharing and defelTed compensation plan which could reasonably be expected to result in any liability of Co-BolTower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

    8  EVENTS OF DEFAULT

    Any one of the following shall constitute an event of default (an "Event of Default") under this Agreement:

    8.1  Payment Default.  Co-Borrowers  fail to (a) make any payment  of principal  or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

    8.2  Covenant Default.

       (a)  Co-Borrowers fail or neglect to perform any obligation in Sections 6.2, 6.5, 6.7, 6.8, 6.9, 6.1O(b), 6.12, 6.13 or violate any covenant in Section 7; or

       (b)  Co-Borrowers fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within ten (10) days after the occulTence thereof; provided, however, that ifthe default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Co-Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Co-Borrowers shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

    8.3  Material Adverse Change.  A Material Adverse Change occurs;

    8.4  Attachment; Levy; Restraint on Business.

       (a)  (i) The service of process seeking to attach, by trustee or similar process, any funds of a Co-BolTower or of any entity under the control of a Co-BolTower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of a Co-BotTower's assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (1O) days after the occutTence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

       (b)  (i) any material portion of a Co-BotTower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Co-Borrower from conducting all or any material part of its business;

    8.5  Insolvency.   (a) a Co-BotTower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Co-Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Co-Borrower and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

    8.6  Other Agreements.   There is, under any agreement to which any Co-BolTower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000); or (b) any breach or default by a Co-Borrower or Guarantor, the result of which could have a material adverse effect on such Co-BoITower's or any Guarantor's business;

    8.7  Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance caITier) shall be rendered against a Co-B01Tower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment,  order or decree);

    8.8  Misrepresentations. A Co-Borrower or any Person acting for a Co-Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incotTect in any material respect when made;

    8.9  Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation  thereunder, or the  Obligations shall for  any reason be subordinated or shall not have the priority contemplated by this Agreement or the Subordination Agreement; or

    8.10  Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of a Co-Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to  affect the status of or legal qualifications of a Co-Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

    9  BANK'S RIGHTS AND REMEDIES

    9.1  Rights and Remedies. Upon the occuITence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

       (a)  declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

       (b)  stop advancing money or extending credit for Co-B01Towers' benefit under this Agreement or under any other agreement between Co-Borrowers and Bank;

       (c)  demand that Co-Borrower (i) deposit cash with Bank in an amount equal to at least one hundred ten percent (110%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Co-BoITower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

       (d)  verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing a Co-Borrower money of Bank's security interest in such funds;

       (e)  make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Co-Bonowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take  and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incuned. Each Co-Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

       (f)  apply to the Obligations any (i) balances  and deposits of a Co-Bonower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of a Co-Borrower;

       (g)  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Co-Bonower's labels, Patents, Copyrights, mask works, rights  of use of any name, trade secrets, trade names, Trademarks, and adve1tising matter, or any similar property  as it pe1tains  to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Co-Borrowers'  rights under all licenses and all franchise agreements inure to Bank's benefit;

       (h)  place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control  Agreement or similar agreements providing control of any Collateral;

       (i)  demand and receive possession of each Co-Bonower's Books; and

       (j)  exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

    9.2  Power of Attorney. Each Co-Bonower hereby inevocably appoints Bank as its lawful attorney- in-fact, exercisable upon the occmTence and during the continuance of an Event of Default, to: (a) endorse Co-Bonower's name on any checks or other forms of payment or security; (b) sign Co-Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Co-Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based  thereon,  or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Co-Bonower hereby appoints Bank as its lawful attorney-in-fact to sign Co-Bonower's name on any documents necessary to perfect or continue the perfection of Bank's security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as each Co-Bonower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are in·evocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

    9.3  Protective Payments. If a Co-Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which such Co-Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Co-Bonowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

    9.4  Application of Payments and Proceeds. Pursuant to the terms of Section 6.3(c), Bank shall have the right to apply in any order any funds in its possession, whether from Co-Borrowers' account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Co-Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Co-Borrowers shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

    9.5  Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Co-Borrowers bear all risk of loss, damage or destrnction of the Collateral.

    9.6  No Waiver; Remedies Cumulative. Bank's failure, at any  time  or times,  to  require  strict performance by Co-Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this Agreement and the other Loan Documents  are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

    9.7  Demand Waiver. Each Co-Borrower waives  demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise,  settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which such Co-Borrower is liable.

    9.8  Co-Borrower  Liability.   Either Co-Borrower may, acting singly, request Advances hereunder. Each Co-Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Co-Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Co-Borrower actually receives said Advance, as  if  each Co-Borrower hereunder directly received all Advances. Each Co-Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections  1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require  Bank  to: (i) proceed  against  any  Co-Borrower  or any  other person;  (ii) proceed  against or exhaust  any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Co-B01rower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Co-Borrower's liability. Notwithstanding any other provision of this Agreement or other related document, each Co-Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law  subrogating Co-Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Co-Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Co-B01rower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Co-Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Co-Borrower in contravention of this Section, such Co-Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

    10  NOTICES

    All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission;  (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or any Co-Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Co-Borrowers:	AUGME TECHNOLGIES, INC. (on behalf of all Borrowers) 4400 Carillon Point Kirkland, WA 98033

If to Bank:	Silicon Valley Bank 901 5th Avenue, Suite 3900 Seattle, WA 98164 Attn: Nathan Sackett Email: nsackett@svb.com

    11  CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

    California law governs the Loan Documents without regard to principles of conflicts of law. Co-Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Co-Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Co-Bonower hereby waives any objection that it may have based upon  lack  of personal jurisdiction,  improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Co-Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or ce1tified mail addressed to such Co-B01TOwer at the address set forth in, or subsequently provided by such Co-Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Co-Bonower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH  CO-BORROWER AND BANK WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF  ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.   EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

    WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, ifthe above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the patties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction  of the federal courts), sitting without a jury,  in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such pmty may apply to the Santa Clara County, California Superior Cou1t for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a comt under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a comt under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The pmties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall  also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

    This Section 11 shall survive the termination of this Agreement.

    12  GENERAL  PROVISIONS

    12.1  Termination Prior to  Revolving  Line  Maturity  Date;  Survival.  All  covenants,  representations and wananties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Co-Bonowers have satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be te1minated prior to the Revolving Line Maturity Date by Co-Bonowers, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement's termination  shall continue to survive notwithstanding this Agreement's termination.

    12.2  Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Co-Borrower may assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Co-Bonowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents.

    12.3  Indemnification.

       (a)  General Indemnification. Co-Bonowers  agree to indemnify,  defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an "Indemnified Person") harmless against: (i) all obligations, demands, claims, and liabilities (collectively, "Claims") claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Co-Borrowers (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person's gross negligence or willful misconduct.

    This Section 12.3 shall survive until all statutes of limitation with respect to the Claims,  losses,  and expenses for which indemnity is given shall have run.

    12.4  Time of Essence. Time is of the essence for the performance of all Obligations  in  this Agreement.

    12.5  Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

    12.6  Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks  in the Loan Documents consistent with the agreement of the parties so long as Bank provides Co-Borrowers with written notice of such correction and allows Co-Borrower at least ten (l0) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Co-Borrower.

    12.7  Amendments  in Writing;  Waiver;  Integration.   No purported  amendment  or modification  of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the pmty against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise  or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any  waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about  this  subject matter  and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties,  and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

    12.8  Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

    12.9  Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, "Bank Entities"); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and  (t) to third-pa1ty service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank's possession  when disclosed to Bank, or becomes pmt of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

    Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Co-Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

    12.10  Attorneys' Fees, Costs and Expenses. In any action or proceeding between Co-Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incmTed, in addition to any other relief to which it may be entitled.

    12.11  Electronic Execution of Documents. The words "execution," "signed," "signature" and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

    12.12  Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    12.13  Construction of Agreement. The parties mutually  acknowledge  that they  and  their  attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

    12.14  Relationship. The relationship of the pmties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture,  trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm's-length contract.

    12.15  Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

    13  DEFINITIONS

    13.1  Definitions. As used in the Loan Documents, the word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not  limiting,  the  singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

    "Account" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Co-Borrowers.

    "Account Debtor" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

    "Advance" or "Advances" means a revolving credit loan (or revolving credit loans) under the Revolving Line.

    "Affiliate" is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

    "Agreement" is defined in the preamble hereof.

    "Authorized Signer" is any individual listed in a Co-BotTower's BotTowing Resolution who is authorized to execute the Loan Documents, including any Advance request, on behalf of such Co-BotTower.

    "Availability Amount" is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

    "Bank" is defined in the preamble hereof.

    "Bank Entities" is defined in Section 12.9.

    "Bank Expenses" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency  Proceedings) or otherwise incutTed with respect to Co-Borrowers.

    "Bank Services" are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Co-BotTower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management  services (including, without limitation, merchant  services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank's various agreements related thereto (each,  a  "Bank Services Agreement").

    "Borrowing Base" is ninety percent (90%) of Eligible Accounts, as determined by  Bank  from Co-Borrowers' most recent Transaction Report; provided, however, that at all times after the earlier of (i) nine (9)months from the Effective Date or (ii) January 31, 2014, such percentage shall be reduced to eighty  percent (80%) and provided fmther that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

    "Borrowing Resolutions" are, with respect to any Person, those resolutions substantially in  the  form attached hereto as Exhibit C.

    "Business Day" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

    "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) Bank's certificates of deposit issued maturing no more than one (I) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) tln·ough (c) of this definition.

    "Claims" is defined in Section 12.3.

    "Co-Borrower(s)" is defined in the preamble hereof.

    "Co-Borrower's Books" are all of a Co-Borrower's books and records including ledgers, federal and state tax returns, records regarding such Co-Borrower's assets or liabilities, the Collateral, business operations  or financial condition, and all computer programs or storage or any equipment containing such information.

    "Code" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in A1ticle or Division 9 shall govern; provided fmther, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed  by the Uniform Commercial Code  in  effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereofrelating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

    "Collateral" is any and all properties, rights and assets of Co-Borrowers described on Exhibit A. "Collateral Account" is any Deposit Account,  Securities Account, or Commodity Account.

    "Commodity Account" is any "commodity account" as defined  in the Code with such additions to such term as may hereafter be made.

    "Compliance Certificate" is that certain certificate in the form attached hereto as Exhibit D.

    "Contingent Obligation" is, for any Person, any direct or indirect  liability,  contingent  or  not,  of  that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account  of that Person;  and  (c) all  obligations  from  any  interest rate,  currency  or  commodity  swap agreement, interest rate cap or collar agreement, or other  agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

    "Control Agreement" is any control agreement entered into among the depository institution at which  a Co-Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Co-BoITower maintains a Securities Account or a Commodity Account, such Co-BoITower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

    "Copyrights" are any and all  copyright rights, copyright applications, copyright  registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

    "Credit Extension" is any Advance or any other extension of credit by Bank for Co-Borrowers' benefit.

    "Default Rate" is defined in Section 2.5(b).

    "Deposit Account" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

    "Designated  Deposit  Account" is the multicurrency account denominated in Dollars, account number __________, maintained by a Co-Borrower with Bank.

    "Dollars," "dollars" or use of the sign"$" means only lawful money of the United States and not any other currency, regardless of whether that currency uses the "$" sign to denote its currency or may be readily converted into lawful money of the United States.

    "Dollar Equivalent" is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign CuITency for transfer to the country issuing such Foreign Currency.

    "Effective Date" is defined in the preamble hereof.

    "Eligible Accounts" means Accounts which arise in the ordinary course of a Co-Borrower's business that meet all Co-Borrower's representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

       (a)  Accounts for which the Account Debtor is a Co-Borrower's Affiliate, officer, employee, or agent;

       (b)  Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

       (c)  Accounts with credit balances over ninety (90) days from invoice date;

       (d)  Accounts owing from an Account Debtor, including Affiliates, whose total obligations to a Co-Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

       (e)  Accounts  owing from an Account Debtor if fifty percent  (50%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;

       (f)  Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, or (iii) that Bank otherwise approves of in writing;

       (g)  Accounts billed from and/or payable to a Co-Borrower outside of the United States unless Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws (sometimes called foreign invoiced accounts);

       (h)  Accounts owing from an Account Debtor to the extent that a Co-Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise -  sometimes  called  "contra" accounts, accounts payable, customer deposits or credit accounts);

       (i)  Accounts owing from an Account Debtor which is a United States government entity or any depmiment, agency, or instrumentality thereof unless a Co-Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

       (j)  Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a "sale guaranteed", "sale or return", "sale on approval", or other terms if Account Debtor's payment may be conditional;

       (k)  Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

       (l)  Accounts subject to contractual arrangements between a Co-Bonower and an Account  Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of such Co-Borrower's failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress  billings,  milestone  billings,  or fulfillment contracts);

       (m)  Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor's satisfaction of a Co-Borrower's complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

       (n)  Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

       (o)  Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, the relevant Co-Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from such Co-Borrower (sometimes called "bill and hold" accounts);

       (p)  Accounts for which the Account Debtor has not been invoiced;

       (q)  Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of a Co-Borrower's business;

       (r)  Accounts for which a Co-Borrower has permitted Account Debtor's payment to extend beyond 90 days;

       (s)  Accounts  arising  from  chargebacks,  debit  memos  or  other  payment  deductions  taken  by  an Account Debtor;

       (t)  Accounts arising from product returns and/or exchanges (sometimes called "warranty" or "RMA" accounts);

       (u)  Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

       (v)  Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by "refreshed" or "recycled" invoices.

    "Equipment" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures,  goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

    "ERISA" is the Employee Retirement Income Security Act of 1974, and its regulations.

    "Event of Default" is defined in Section 8.

    "Exchange Act" is the Securities Exchange Act of 1934, as amended.

    "Foreign Currency" means lawful money of a country other than the United States.

    "Funding Date" is any date on which a Credit Extension is made to or for the account of Co-Borrowers which shall be a Business Day.

    "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

    "General Intangibles" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment  intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

    "Governmental Approval" is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

    "Governmental Authority" is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

    "Guarantor" is any Person providing a Guaranty in favor of Bank.

    "Guaranty" is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

    "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

    "Indemnified Person" is defined in Section 12.3.

    "Initial Audit" is Bank's inspection of Co-Borrowers' Accounts, the Collateral, and Co-Borrowers'  Books.

    "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

    "Intellectual Property" means, with respect to any Person, means all of such Person's right, title, and interest in and to the following:

       (a)  its Copyrights, Trademarks and Patents;

       (b)  any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

       (c)  any and all source code;

       (d)  any and all design rights which may be available to such Person;

       (e)  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

       (f)  all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

    "Inventory" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Co-Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

    "Investment" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

    "Key Person" is any of a Co-Borrower's (a) Chief Executive Officer, who is Ivan Braiker as  of the Effective Date, and (b) Chief Financial Officer, who is Tom Virgin as of the Effective Date.

    "Letter of Credit" is a standby or commercial letter of credit issued by Bank upon request of a Co-Borrower based upon an application, guarantee, indemnity, or similar agreement.

    "Lien" is a claim, mmtgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

    "Loan Documents" are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, any subordination agreement, any note, or notes or  guaranties executed by a Co-Borrower or any Guarantor, and any other present or future agreement by a Co-Borrower and/or any Guarantor with or for the benefit of Bank in  connection with this Agreement, all as amended, restated, or otherwise modified.

    "Material Adverse Change" is (a) a material impairment in the perfection or priority of Bank's Lien in the Co!lateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) ofa Co-Borrower; (c) a material impairment of the prospect ofrepayment of any portion of the Obligations; or (d) Bank determines, based upon information available to it and in its reasonable judgment,  that there is a reasonable likelihood that a Co-Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

    "Monthly Financial Statements" is defined in Section 6.2(c).

    "Net Income" means, as calculated on a consolidated basis for Co-Borrowers for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Co-Borrowers for such period taken as a single accounting period.

    "Obligations" are Co-Borrowers' obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Co-Borrowers owe Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Co-Borrowers assigned to Bank, and to perform Co-Borrowers' duties under the Loan Documents.

    "Operating Documents" are, for any Person, such Person's formation documents, as certified by the Secretary of State (or equivalent agency) of such Person's jurisdiction of organization  on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in cmrent form, if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and if such Person is a pattnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

    "Overadvance" is defined in Section 2.2.

    "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

    "Perfection Certificate" is defined in Section 5.1.

    "Permitted Indebtedness" is:

       (a)  Co-Borrowers' Indebtedness to Bank under this Agreement and the other Loan Documents;

       (b)  Indebtedness existing on the Effective Date and shown on the Perfection Ce1tificate;

       (c)  Subordinated Debt;

       (d)  unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

       (e)  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

       (f)  Indebtedness  secured by Liens permitted under clauses (a) and (c) of the definition of"Permitted Liens" hereunder; and

       (g)  extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (t) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Co-Borrower or its Subsidiary, as the case may be.

    "Permitted Investments" are:

       (a)  Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

       (b)  (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Co- Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;

       (c)  Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of a Co-Borrower;

       (d)  Investments consisting of deposit accounts in which Bank has a perfected security interest;

       (e)  Investments accepted in connection with Transfers permitted by Section 7. 1;

       (f)  Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

       (g)  Investments (i) by a Co-Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any  fiscal year and (ii) by Subsidiaries in other Subsidiaries not to exceed  One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year or in a Co-Borrower;

       (h)  Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Co-B01TOwer or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Co-Borrower's Board of Directors;

       (i)  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

       (j)  Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph G) shall not apply to Investments ofa Co-Borrower in any Subsidiary.

    "Permitted Liens" are:

       (a)  Liens existing on the Effective Date and shown on the Perfection Ce1iificate or arising under this Agreement and the other Loan Documents;

       (b)  Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which a Co-Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

       (c)  purchase money Liens (i) on Equipment acquired or held by a Co-Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

       (d)  Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the prope1iy subject thereto;

       (e)  Liens to secure payment of workers' compensation, employment insurance, old-age  pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

       (f)  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

       (g)  leases or subleases ofreal property granted in the ordinary course of a Co-Borrower's business (or, if referring to another Person, in the ordinary course of such Person's business), and leases, subleases, non-exclusive licenses or sublicenses of personal property  (other than Intellectual Property)  granted  in the ordinary course of a
Co-Borrower's business (or, if referring to another Person, in the ordinary course of such Person's business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

       (h)  non-exclusive license of Intellectual Property granted to third  parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory  and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and

       (i)  Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7.

    "Person" is any individual, sole proprietorship, pattnership, limited liability company, joint  venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

    "Prime Rate" is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the "prime rate" then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the "Prime Rate" shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

    "Registered Organization" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made.

    "Regulatory Change" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests  applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

    "Requirement of Law" is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

    "Reserves" means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of  Advances  and  other  financial accommodations which would otherwise be available to Co-Borrowers (a) to  reflect  events,  conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect the Collateral or any other prope1ty which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of a Co-Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or  financial  information furnished by or on behalf of a Co-Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

    "Responsible Officer" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of a Co-Borrower.

    "Restricted License" is any material license or other agreement with respect to which a Co-Borrower is the licensee (a) that prohibits or otherwise restricts a Co-Borrower from granting a security interest in such Co-Borrower's interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank's right to sell any Collateral.

    "Revolving Line" is an aggregate principal amount equal to Five Million Dollars ($5,000,000).

    "Revolving Line Maturity Date" is May_, 2015.

    "SEC" shall mean the Securities and  Exchange Commission, any successor thereto, and  any analogous Governmental Authority.

    "Securities Account" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

    "Streamline Period" is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that a Co-Borrower provides to Bank a written repmt that such Co-Borrower has, for each consecutive day in the immediately preceding fiscal quarter umestricted cash at Bank plus the unused Availability Amount, as determined by Bank in its discretion, in an amount at all times greater than Four Million Dollars ($4,000,000) (the "Streamline Balance"); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which such Co-Borrower fails to maintain the Streamline Balance, as determined by Bank in its discretion. Upon  the termination of a Streamline Period, Co-Borrower must maintain the Streamline Balance each consecutive day for one (1) fiscal qumter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. A Co-Borrower shall give Bank prior written notice of such Co-Borrower's election to enter into any  such Streamline Period.

    "Subordinated Debt" is indebtedness incurred by a Co-Borrower subordinated to all  of  such Co-Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

    "Subsidiary" is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, pmtnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Co-Borrower.

    "Tangible Net Worth" is, on any date, the consolidated total assets of Co-Borrowers minus (a) any net intangible assets (including capitalized software development costs), minus (b) Total Liabilities (excluding  any deferred tax liabilities that are directly a result of the valuation of the intangible assets), plus (c) Subordinated Debt.

    "Total Liabilities" is on any day, obligations that should, under GAAP, be  classified as liabilities on Co-Borrower's consolidated balance sheet, including all Indebtedness.

    "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Co-Borrower connected with and symbolized by such trademarks.

    "Transaction Report" is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit B.

    "Transfer" is defined in Section 7.1.

    "Unused Revolving Line Facility Fee" is defined in Section 2.6(b).

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

CO-BORROWERS:

AUGME TECHNOLOGIES, INC.

By:  /s/ Ivan Braiker
Name:  Ivan Braiker
Title:  CEO

HIPCRICKET, INC.

By:  /s/ Ivan Braiker
Name:  Ivan Braiker
Title:  CEO

GEOS COMMUNICATIONS IP HOLDINGS, INC.

By:  /s/ Ivan Braiker
Name:  Ivan Braiker
Title:  CEO

BANK:

SILICON VALLEY BANK

By:  /s/ Nathan Sackett
Name:  Nathan Sackett
Title:  VP

[Signature Page to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

    The Collateral consists of all of Co-Borrowers'  right, title and interest in and to the following personal property:

    All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except  as  provided below), commercial tort claims, documents, instruments (including any promissory  notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

    all Co-Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and  improvements  to  and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

    Notwithstanding the foregoing, the Collateral does not include any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to pennit perfection of Bank's security interest in such Accounts and such other prope1ty of Co Borrowers that are proceeds of the Intellectual Property.

    Pursuant to the terms of a certain negative pledge arrangement with Bank, Co-Borrowers have agreed not to encumber any of its Intellectual Property without Bank's prior written consent.